Exhibit 10.3

AGREEMENT

AGREEMENT (the “Agreement”), dated this __ day of ________, 2017, between JWIZ, INC., a New York corporation (the “Company”), having its principal place of business at 125-10 Queens Boulevard, Queens, New York 11415, and YORAM EVAN, an individual, with an address at 21 Hareches Street, Savyon, Israel 56538 (the “Evan”).

WITNESSETH

WHEREAS, Evan is the founder, sole shareholder, sole officer and sole director of the Company; and

WHEREAS, the Company and Jewish Marketing Solutions, LLC (“JMS”) have executed an Agreement and Plan of Merger, dated _____ __, 2016, pursuant to which JMS will merge with and into the Company with the Company being the surviving entity (the “Merger”); and

WHEREAS, recognizing the unique skills and abilities of Evan, the principals of JMS and the Company, respectively, have asked Evan to serve as the Company’s Executive Chairman following the Merger and Evan has agreed to serve in such capacity on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and Evan agree as follows:

1.            Duties.

(a)          Immediately upon consummation of the Merger, Evan shall assume the position of Executive Chairman of the Company. In such capacity, Evan shall be responsible for supervising and managing the Company’s senior executive officers with respect to their duties of managing and operating the Company’s Business (as defined in Section 8 of this Agreement) and ensuring that such senior executive officers perform their respective duties faithfully and competently. Evan shall also be responsible for implementing any strategic plans or initiatives approved or adopted by the Company’s Board of Directors (the “Board”). Finally, Evan shall perform such other duties and responsibilities as are consistent with the position of Executive Chairman of a public company and as are reasonably determined from time to time by the Board; provided, however, in no event, shall Evan be deemed an employee of the Company or be expected or required to perform any duties typically performed by employees of a company.

(b)          Evan shall report to and be supervised by the Board.

(c)          Evan shall only be required to devote such time and attention to the Company’s Business as he, in his good faith discretion determines is reasonably necessary to faithfully and efficiently perform his duties and responsibilities as set forth herein. The Company acknowledges and agrees that Evan has other business interests and that he may devote such time and effort to such other activities and businesses as he shall determine in his sole and absolute discretion; provided, however, Evan may not engage in any activities or provide services to any other person, firm, business or endeavor that would (i) result in the violation of any of the Restrictive Covenants (as defined in Section 8(e) of this Agreement) or (ii) violate any conduct and ethics policy applicable to employees of the Company.

(d)          The Company acknowledges and understands that Evan resides in Israel and will provide services to the Company primarily from Israel. However, Evan agrees that he will spend at least one week of each calendar quarter working from the Company’s principal place of business.

2.            Term. The term of this Agreement shall commence on the date the Merger is consummated (the “Effective Date”), and shall terminate on the fifth anniversary of the date Effective Date, unless extended or earlier terminated in accordance with the terms of this Agreement. The date on which this Agreement terminates, would terminate or is terminated by either party is herein referred to as the “Termination Date.” The period beginning on the Effective Date and ending on the Termination Date is herein sometimes referred to as the “Term.”

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3.            Compensation. Evan shall invoice the Company monthly for the services performed and the expenses incurred in the prior month. The fee for services will be based on the amount of time devoted to Company matters; the value of the such services (as determined by Evan in his reasonable and sole discretion) and the performance of the Company. In no event, shall the fee for services for any calendar month exceed $20,000. The Company shall pay the amount make of the invoice within ten (10) days of its receipt of that invoice. Evan shall be deemed an independent contractor for income tax purposes and all payments made by the Company to Evan will be made without deduction whether for federal, provincial, state or local income taxes, social insurance premiums, employment insurance premiums, pension contributions, health tax, workers compensation or related or similar deductions.

4.            Benefits. Evan shall be eligible to receive awards under any incentive compensation plan adopted by the Company for the benefit of its employees, directors and/or consultants (such as the Company’s 2016 Stock Compensation Plan), as determined in the sole and absolute discretion of the administrator of such plan, but shall not be entitled to participate in any other retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates) for the benefit of its employees.

5.            Expenses. Evan shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in performing his duties hereunder including, but not limited to the following:

•	cellular/smartphone services; and
•	work related travel, including air fare to and from Israel and hotel accommodations.

6.            Indemnification.

(a)          General. The Company agrees that if Evan is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was providing services to the Company, is or was a director of the Company or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether or not the basis of such Proceeding is alleged action in an official capacity as a director or agent of the Company or while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (in accordance with the certificate of incorporation and/or bylaws of the Company), as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered in connection therewith, and such indemnification shall continue as even if he is no longer a director or agent of the Company and shall inure to the benefit of his heirs, executors and administrators.

(b)          Expenses. As used in Section 6(a) above, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, reasonable attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

(c)          Enforcement. If a claim or request under this Agreement is not paid by the Company, or on their behalf, within thirty (30) days after a written claim or request therefor has been received by the Company, Evan may at any time thereafter bring a legal action against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, Evan shall be entitled to be paid also the expenses of prosecuting such suit. The burden of proving that Evan is not entitled to indemnification for any reason shall be upon the Company.

(d)          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Evan.

(e)          Partial Indemnification. If Evan is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Evan for the portion of such Expenses to which Evan is entitled.

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(f)          Advances of Expenses. Expenses incurred by Evan in connection with any Proceeding shall be paid by the Company in advance upon request of Evan that the Company pay such Expenses; provided, however, if it is determined that Evan was not entitled to indemnification hereunder he shall promptly reimburse the Company for any expenses advanced to or on his behalf.

(g)          Notice of Claim. Evan shall immediately upon becoming aware of same give to the Company notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, Evan shall give the Company such information and cooperation as it may reasonably require and as shall be within Evan’s power and at such times and places as are convenient for Evan.

(h)          Defense of Claim. With respect to any Proceeding as to which Evan notifies the Company of the commencement thereof: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Evan. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Evan shall have reasonably concluded that there may be a conflict of interest between the Company and Evan in the conduct of the defense of such action. The Company shall not be liable to indemnify Evan under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Evan without Evan’s written consent. Neither the Company nor Evan shall unreasonably withhold or delay their consent to any proposed settlement.

(i)          Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 6 shall not be exclusive of any other right which Evan may have or hereafter may acquire under any statute, provision of the certificate of incorporation, by laws, or other governing documents of the Company, agreement, vote of stockholders, members or disinterested directors or otherwise.

(j)          Directors and Officers Liability Policy. The Company agrees to use commercially reasonable efforts to obtain and maintain directors and officers liability insurance covering Evan in such amount and subject to such allowances, deductions, exclusions, reserves and other limitations as the Company, in its sole and absolute discretion, determines.

7.              Company Property. All confidential and proprietary information furnished to Evan by the Company or developed by Evan for or on behalf of the Company or at the Company’s direction or for the Company’s use or otherwise in connection with Evan’s obligations to the Company hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or at or after the termination of this Agreement, Evan shall immediately deliver the same to the Company.

8.           Covenant Not to Compete.

(a) Covenants Against Competition. Evan acknowledges that, as of the execution of this Agreement (i) the Company is engaged in providing online and digital marketing solutions (the “Business”); (ii) the Company’s Business is primarily conducted currently in New York City, Nassau, Suffolk and Westchester counties in New York State, northern New Jersey, Miami and Boca Raton, Florida, Los Angeles, California, Minneapolis Minnesota and Rochester, New York and has definite plans to expand to other markets throughout the United States, as well as to Europe, Latin America and Asia Pacific; (iii) his relationship with the Company will give him access to confidential information concerning the Company; and (iv) the agreements and covenants contained in this Agreement are essential to protect the Business and goodwill of the Company. Accordingly, Evan covenants and agrees as follows:

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(i)   Without the prior written consent of the Board, Evan shall not, except in his capacity as the Executive Chairman of the Company, during the Restricted Period (as defined below) within the Restricted Area (as defined below) (A) engage or participate in and venture, whether or not for profit, that conducts activities similar to the Business; (B) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person engaged in activities similar to the Business; or (C) acquire an equity interest in any such person; provided, that the foregoing restrictions shall not apply if this Agreement is terminated by the Company prior to the Termination Date; provided, however, that during the Restricted Period Evan may own, directly or indirectly, solely as a passive investment, up to five percent (5%) of the issued and outstanding securities of any company traded on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System.

(ii)  As used herein: (A) “Restricted Period” shall mean the period commencing on the Effective Date and ending on the second anniversary of the Termination Date; and (B) “Restricted Area” shall mean any place within a 75-mile radius of any office maintained by the Company or any other location in which the Company is then actively considering conducting Business, at the time.

(b)          Confidential Information; Personal Relationships. Evan acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. Evan agrees that, during and after the Restricted Period, without the prior written consent of the Board, he shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company’s Business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by him heretofore or hereafter (such information shall be referred to herein collectively as “Confidential Information”); provided, that nothing in this Agreement shall prohibit Evan from disclosing or using any Confidential Information (i) in the performance of his duties hereunder, (ii) as required by applicable law, (iii) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (iv) in connection with the defense or settlement of any claim, suit or action brought or threatened against Evan by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any general knowledge, skills or experience acquired by Evan or any knowledge or information known or available to the public in general. Moreover, Evan shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving Evan.

(c)          Employees of the Company and its Affiliates. During the Restricted Period, without the prior written consent of the Board, Evan shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor thereof, any employee of, or person employed within the two years preceding his hiring or solicitation of such person by, the Company and its affiliates or successors or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated involuntarily by the Company shall be excluded from those persons protected by this Section for the benefit of the Company.

(d)          Business Relationships. During the Restricted Period, Evan shall not, directly or indirectly, request or advise a person that has a business relationship with the Company to curtail, alter or cancel such person’s business relationship with the Company.

(e)          Rights and Remedies Upon Breach. If Evan breaches, threatens to commit a breach of, any of the provisions contained in this Section 8 (the “Restrictive Covenants”), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(i)   Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

(i)   Accounting. The right and remedy to require Evan to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by him as the result of any action constituting a breach of Restrictive Covenants.

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(f)          Severability of Covenants. Evan acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. The provisions set forth in this Section 8 above shall be in addition to any other provisions of the business conduct and ethics policy applicable to employees of the Company and its subsidiaries during the Term.

(g)          Saving Clause. If the period or the area specified in Section 8(a) above should be adjudged unreasonable in any proceeding, then the period shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Evan violates any of the restrictions contained in the Section 8(a) above, the restrictive period shall not run in favor of Evan from the time of the commencement of any such violation until such time as such violation shall be cured by Evan to the satisfaction of Company.

9.          Evan’s Representation and Warranties. Evan represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, including, but not limited to, the Restrictive Covenants, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Evan further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company’s Business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s Business as officer and employee by Evan will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which he is currently a party.

10.          Miscellaneous.

(a)          Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

(b)          Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

(c)          Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

(d)          Power and Authority. The Company represents and warrants to Evan that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

(e)          Burden and Benefit; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns.

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(f)          Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

(g)          Arbitration; Remedies. Any dispute or controversy arising under this Agreement (other than disputes arising under Section 8) shall be arbitrated and settled pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association which are then in effect in a proceeding held in New York, New York. This provision shall also apply to any and all claims that may be brought under any federal or state anti-discrimination or employment statute, rule or regulation, including, but not limited to, claims under: the National Labor Relations Act; Title VII of the Civil Rights Act; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act; the Immigration Reform and Control Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; and the Equal Pay Act. The decision of the arbitrator and award, if any, is final and binding on the parties and the judgment may be entered in any court having jurisdiction thereof. The parties will agree upon an arbitrator from the list of labor arbitrators supplied by the American Arbitration Association. The parties understand and agree, however, that disputes arising under Section 8 of this Agreement may only be brought in a court of law or equity without submission to arbitration.

(h)          Jurisdiction. Except as otherwise provided for herein, each of the parties (a) submits to the exclusive jurisdiction of any state court sitting in New York, New York or federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (d) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 10(i). Nothing in this Section 10(h), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(i)          Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by confirmed facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at their respective addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) as set forth in the preamble to this Agreement or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 1o(i) for the service of notices. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

(j)          Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

JWIZ, INC.,

By:
AVI SHEFI,
President

YORAM EVAN

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